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                                                                    Exhibit 23.2
                                                                    ------------


              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 and related Prospectus of Lockheed Martin Corporation, for the registration of 1,000,000 shares of its common stock and to the incorporation by reference therein of our report dated January 21, 2000, with respect to the consolidated financial statements of Lockheed Martin Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.



Washington, D.C.                                        /s/ Ernst & Young
July 31, 2000